Exhibit 5.1


                              Malcolm D. Crawford
                         Attorney and Counselor at Law
                           3631 E. 7th Avenue Parkway
                             Denver, Colorado 80206

Telephone  (303) 388-2752                               Facsimile  (303)388-7755


                                  May 4, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.c. 20541

                Re:  Black IPO, Inc.
                     Form SB-2

Dear Sir/Madame:

     I consent to the inclusion of our firm as Counsel to the Registrant.

                                        Respectfully submitted,



                                        /s/  Malcolm D. Crawford
                                        Malcolm D. Crawford

MDC:aut